UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 31, 2007 (September 5, 2007)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lease. On September 4, 2007, National Financial Partners Corp. (the “Company”), entered into a Lease (the “Lease”) with Broadway 340 Madison Operator LLC (“Landlord”), for the lease by the Company of office space located at 340 Madison Avenue, New York, New York, a copy of which is attached hereto as Exhibit 10.1. The term of the Lease (the “Term”) shall commence on the earlier of (a) the date on which Landlord tenders possession of the premises to the Company with Landlord’s initial construction substantially completed and (b) the date the Company takes possession of any part of the premises (the “Lease Commencement Date”). The Term shall end, unless sooner terminated pursuant to the terms of the Lease, on the last day of the calendar month in which the fifteenth year anniversary of the day preceding the Rent Commencement Date (as defined in the Lease) occurs.

The Company shall pay to Landlord a fixed annual rent as follows: (i) for the period commencing on the Lease Commencement Date and ending on the day immediately preceding the fifth anniversary of the Rent Commencement Date, the annual rate of $7,522,956; (ii) for the period commencing on the fifth anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth anniversary of the Rent Commencement Date, the annual rate of $7,970,751; and (iii) for the period commencing on the tenth anniversary of the Rent Commencement Date and ending on the expiration date, the annual rate of $8,418,546. This expense will be recognized for external reporting purposes in accordance with U.S. generally accepted accounting principles (“GAAP”). Rent shall be payable by the Company in equal monthly installments in advance on the Lease Commencement Date and on the first day of each calendar month thereafter.

If the Lease Commencement Date fails to occur by November 15, 2007, and the Company is not in possession of the premises, then certain rent abatement events will occur. Additionally, if the Lease Commencement Date shall not have occurred on or before March 17, 2008 or May 17, 2008, then the Company may give Landlord notice of the Company’s intent to terminate the Lease.

Sublease. On August 31, 2007, the Company entered into a Sublease (the “Sublease”) with Keefe, Bruyette & Woods, Inc. (“KBW”), for KBW’s sublease of the Company’s existing office space located at 787 Seventh Avenue, New York, New York, a copy of which is attached hereto as Exhibit 10.2. The term of the Sublease shall commence on the date which is five days after the date on which the Company notifies KBW that the subleased premises are available for occupancy (the “Sublease Commencement Date”). The term of the Sublease shall expire, unless sooner terminated pursuant to the terms of the Sublease, on August 14, 2015.

KBW shall pay to the Company a fixed annual rent as follows: (a) for the period commencing on the Rent Commencement Date (as defined in the Sublease) and ending on the last day of the month in which the fifth anniversary of the Rent Commencement Date shall occur (the “First Rent Period Expiration Date”), the annual rate of $3,023,674 and (b) for the period commencing on the day after the First Rent Period Expiration Date and ending on August 14, 2015, the annual rate of $3,199,469. This income will be recognized for external reporting purposes in accordance with GAAP. Rent shall be payable by KBW in equal monthly installments, in advance, on the first day of the month for which such rent is due.

If for any reason the Sublease Commencement Date does not occur by June 1, 2008, certain rent abatement events will occur. If for any reason the Sublease Commencement Date does not occur by August 1, 2008, additional rent abatement events will occur. In the event the Sublease Commencement Date shall not have occurred on or prior to September 1, 2008, KBW may give the Company notice of KBW’s intent to terminate the Sublease.

KBW has performed investment banking services for the Company in the past, for which it received customary fees, and may from time to time in the future perform investment banking services for the Company, for which it may receive customary fees.

Item 7.01	Regulation FD Disclosure.

On September 4, 2007, the Company issued a press release announcing its entry into the Lease and Sublease. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lease, between Broadway 340 Madison Operator LLC and National Financial Partners Corp.

10.2	Sublease, between National Financial Partners Corp. and Keefe, Bruyette & Woods, Inc.

99.1	Press Release, dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: September 5, 2007

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease, between Broadway 340 Madison Operator LLC and National Financial Partners Corp.

10.2	Sublease, between National Financial Partners Corp. and Keefe, Bruyette & Woods, Inc.

99.1	Press Release, dated September 4, 2007.